NEWS RELEASE

EVEREST RE GROUP, LTD.

Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contacts

Media: Dane  Lopes                                                                 Investors: Jon Levenson

Group Head of Marketing &  Communications                      Head of Investor Relations

Everest Global Services,  Inc.                                                 Everest Global Services, Inc.

203.388.3977                                                                          908.604.3169

Everest Re Group Reports Third Quarter 2020 Results; Net Income of $243.1 Million and 16% Growth in Gross Written Premium Year Over Year

  Net income available to Everest common shareholders of $243.1 million, equal to $6.07 per diluted common share, an 11.0% annualized return on average common equity
  Gross written premium of $2.8 billion, reflecting growth of 16% over the same quarter in 2019, comprised of Reinsurance segment growth of 20% and Insurance segment growth of 6%.  Growth was driven by continued rate acceleration, new business opportunities and increased share with existing customers
  An attritional combined ratio excluding the impact of catastrophe and Covid-19 pandemic losses of 85.8%, an improvement vs. the 87.1% for the same quarter in 2019
  Net investment income of $234.2 million
  Net operating income available to Everest common shareholders of $97.0 million, equal to $2.42 per diluted common share, a 4.4% annualized operating return on average common equity

HAMILTON, Bermuda -- (BUSINESS WIRE) – October 29, 2020 – Everest Re Group, Ltd. (“Everest” or the “Company”) today reported that for the three months ended September 30, 2020, net income was $243.1 million, or $6.07 per diluted common share, compared to net income of $104.4 million, or $2.56 per diluted common share, for the three months ended September 30, 2019. After-tax operating income¹ for the quarter was $97.0 million, or $2.42 per diluted common share, compared to after-tax operating income¹ of $138.4 million, or $3.39 per diluted common share, for the same period in 2019.

Everest Re Group President & CEO Juan C. Andrade commented: “Everest is benefitting from a flight to quality and strength in the reinsurance and insurance markets.  This is an underwriter’s market. Our broadly diversified reinsurance and insurance franchises, our financial strength, deep distribution relationships, and our focus on providing solutions to our customers position us well for this environment. Everest’s core strength is evidenced by our third quarter 2020 results where we achieved 16% growth in gross written premium, an improved attritional combined ratio of 85.8% and net income of $243 million.”

Group Quarterly Results

  Excluding the catastrophe and Covid-19 Pandemic (“Pandemic”) losses, the Company reported an attritional combined ratio of 85.8%, as compared to 87.1% in the same period during 2019.
  Pre-tax catastrophe losses in the amount of $300 million, this amount is net of reinsurance and reinstatement premiums. These losses include the impact of Hurricanes Laura, Isaias and Sally, wildfires in California and Oregon, and other events including the Midwest United States Derecho windstorm.
  $125 million of net pre-tax losses related to the Pandemic, primarily IBNR and attributed $110 million to reinsurance and $15 million to insurance. To date, Everest has incurred $435 million of losses related to the Pandemic.

Segmental Quarterly Results

Reinsurance segment

  Gross written premiums of $2.1 billion, a 20% increase over the same period in 2019
  Strong premium growth in facultative risk and property and casualty treaty reinsurance in the US, Canada, and Latin America
  Attritional combined ratio of 83.0%, excluding catastrophe and Pandemic losses vs. the prior year comparative figure of 84.0%
  Combined ratio of 105.4%, which included catastrophe losses of 16.3% and Pandemic losses of 6.7%
  Pre-tax catastrophe losses of $262.7 million, net of reinsurance and reinstatement premiums, and pre-tax net pandemic losses of $110 million

Insurance segment

  Gross written premiums of $705 million, a 6% increase over the same period in 2019
  Strong renewal rate change of 19% excluding Worker’s Comp and 13% across all lines
  Attritional combined ratio of 94.2%, excluding catastrophe and Pandemic, vs. the prior year comparative figure of 96.0%
  Combined ratio of 104.5%, which included catastrophe losses of 7.0% and Pandemic losses of 3.4%
  Pre-tax catastrophe losses of $37.5 million, net of reinsurance and reinstatement premiums, and pre-tax net pandemic losses of $15.0 million

Balance Sheet and Investments

  Shareholders’ equity increased to a record $9.6 billion
  Book value per diluted share of $239.98, up 9.3% on a dividend adjusted basis since year end 2019
  Net investment income of $234.2 million includes limited partnership gains of $88.8 million. Note that net investment income from limited partnerships is generally subject to a quarterly reporting lag, with current quarter results reflective of the rebound in US and global equity markets during the second quarter of 2020
  Net after-tax realized gains of $88.9 million for the quarter, with net after-tax unrealized gains of $52.0 million
  Cash flow from operations of $1.1 billion for the quarter
  Common share dividends declared and paid of $1.55 per share, equal to $61.9 million
  The Company repurchased no common shares in the quarter

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market and investment income fluctuations, trends in insured and paid losses, catastrophes, pandemic, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Everest Re Group, Ltd.

Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for close to 50 years through subsidiaries in the U.S., Europe, Singapore, Canada, Bermuda, and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com. All issuing companies may not do business in all jurisdictions.

A conference call discussing the second quarter results will be held at 8:00 a.m. Eastern Time on October 30, 2020. The call will be available on the Internet through the Company’s web site at everestre.com/investors.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results.  The supplemental information is located at www.everestre.com  in the “Financial Reports” section of the “Investor Center”.  The supplemental financial information may also be obtained by contacting the Company directly.

_______________________________________________

1 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses) and after-tax net foreign exchange income (expense) as the following reconciliation displays:

	Three Months Ended September 30,				Nine Months Ended September 30,

(Dollars in thousands, except per share amounts)	2020		2019		2020		2019

	(unaudited)				(unaudited)

		Per Diluted		Per Diluted		Per Diluted		Per Diluted
		Common		Common		Common		Common
	Amount	Share	Amount	Share	Amount	Share	Amount	Share

Net income (loss)	$243,057	$6.07	$104,398	$2.56	$450,549	$11.18	$791,817	$19.38
After-tax net realized capital gains (losses)	88,911	2.22	(10,143)	(0.25)	67,067	1.66	89,756	2.20
After-tax net foreign exchange income (expense)	57,157	1.43	(23,821)	(0.58)	39,233	0.97	(39,530)	(0.97)

After-tax operating income (loss)	$96,989	$2.42	$138,362	$3.39	$344,249	$8.54	$741,592	$18.15

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share amounts)	2020	2019	2020	2019
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$2,205,811	$1,905,619	$6,285,030	$5,455,615
Net investment income	234,233	181,058	420,116	501,062
Net realized capital gains (losses):
Credit allowances on fixed maturity securities	6,196	-	(19,641)	-
Other-than-temporary impairments on fixed maturity securities	-	(7,314)	-	(15,404)
Other net realized capital gains (losses)	104,007	(5,629)	103,904	124,965
Total net realized capital gains (losses)	110,203	(12,943)	84,263	109,561
Net derivative gain (loss)	2,456	(189)	(1,048)	3,395
Other income (expense)	57,481	(31,025)	48,354	(52,550)
Total revenues	2,610,184	2,042,520	6,836,715	6,017,083

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,736,210	1,371,924	4,574,066	3,515,104
Commission, brokerage, taxes and fees	445,332	443,076	1,360,170	1,253,500
Other underwriting expenses	138,875	118,158	385,865	321,976
Corporate expenses	10,618	8,435	29,184	22,622
Interest, fees and bond issue cost amortization expense	6,641	7,907	21,477	23,972
Total claims and expenses	2,337,676	1,949,500	6,370,762	5,137,174

INCOME (LOSS) BEFORE TAXES	272,508	93,020	465,953	879,909
Income tax expense (benefit)	29,451	(11,378)	15,404	88,092

NET INCOME (LOSS)	$243,057	$104,398	$450,549	$791,817

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	63,480	93,765	335,835	524,589
Reclassification adjustment for realized losses (gains) included in net income (loss)	(11,453)	(529)	12,689	(4,220)
Total URA(D) on securities arising during the period	52,027	93,236	348,524	520,369

Foreign currency translation adjustments	60,628	(3,426)	30,390	(15,206)

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,806	1,363	4,532	3,665
Total benefit plan net gain (loss) for the period	1,806	1,363	4,532	3,665
Total other comprehensive income (loss), net of tax	114,461	91,173	383,446	508,828

COMPREHENSIVE INCOME (LOSS)	$357,518	$195,571	$833,995	$1,300,645

EARNINGS PER COMMON SHARE:
Basic	$6.08	$2.56	$11.20	$19.44
Diluted	6.07	2.56	11.18	19.38

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2020	2019
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$17,856,377	$16,824,944
(amortized cost: 2020, $17,131,414; 2019, $16,473,491, credit allowances: 2020, $19,641; 2019, $0)
Fixed maturities - available for sale, at fair value	3,748	5,826
Equity securities, at fair value	1,173,162	931,457
Short-term investments (cost: 2020, $1,221,198; 2019, $414,639)	1,220,753	414,706
Other invested assets (cost: 2020, $1,911,757; 2019, $1,763,531)	1,911,757	1,763,531
Cash	938,881	808,036
Total investments and cash	23,104,678	20,748,500
Accrued investment income	132,513	116,804
Premiums receivable	2,611,036	2,259,088
Reinsurance receivables	1,923,012	1,763,471
Funds held by reinsureds	548,940	489,901
Deferred acquisition costs	601,784	581,863
Prepaid reinsurance premiums	455,961	445,716
Income taxes	77,761	305,711
Other assets	697,342	612,997
TOTAL ASSETS	$30,153,027	$27,324,051

LIABILITIES:
Reserve for losses and loss adjustment expenses	15,233,125	13,611,313
Future policy benefit reserve	40,374	42,592
Unearned premium reserve	3,447,455	3,056,735
Funds held under reinsurance treaties	15,931	10,668
Other net payable to reinsurers	364,654	291,660
Losses in course of payment	184,894	51,950
Senior notes due 6/1/2044	397,164	397,074
Long term notes due 5/1/2067	223,649	236,758
Borrowings from FHLB	90,000	-
Accrued interest on debt and borrowings	7,215	2,878
Equity index put option liability	6,632	5,584
Unsettled securities payable	119,869	30,650
Other liabilities	430,773	453,264
Total liabilities	20,561,735	18,191,126

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2020) 69,624
and (2019) 69,464 outstanding before treasury shares	696	694
Additional paid-in capital	2,235,378	2,219,660
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of $74,481 at 2020 and $30,996 at 2019	411,598	28,152
Treasury shares, at cost; 29,636 shares (2020) and 28,665 shares (2019)	(3,622,172)	(3,422,152)
Retained earnings	10,565,792	10,306,571
Total shareholders' equity	9,591,292	9,132,925
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$30,153,027	$27,324,051

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
(Dollars in thousands)	2020	2019
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$450,549	$791,817
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(357,162)	(219,637)
Decrease (increase) in funds held by reinsureds, net	(53,878)	(17,961)
Decrease (increase) in reinsurance receivables	(172,454)	(42,891)
Decrease (increase) in income taxes	184,311	168,360
Decrease (increase) in prepaid reinsurance premiums	(7,963)	(145,846)
Increase (decrease) in reserve for losses and loss adjustment expenses	1,665,982	553,668
Increase (decrease) in future policy benefit reserve	(2,218)	(2,502)
Increase (decrease) in unearned premiums	392,904	388,597
Increase (decrease) in other net payable to reinsurers	68,784	160,306
Increase (decrease) in losses in course of payment	132,208	(6,438)
Change in equity adjustments in limited partnerships	(12,475)	(104,987)
Distribution of limited partnership income	55,576	62,359
Change in other assets and liabilities, net	(131,224)	(37,449)
Non-cash compensation expense	29,337	25,386
Amortization of bond premium (accrual of bond discount)	32,594	23,642
Net realized capital (gains) losses	(84,263)	(109,561)
Net cash provided by (used in) operating activities	2,190,608	1,486,863

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	1,781,821	1,631,298
Proceeds from fixed maturities sold - available for sale, at market value	1,390,747	2,589,232
Proceeds from fixed maturities sold - available for sale, at fair value	2,054	2,706
Proceeds from equity securities sold, at fair value	329,750	185,157
Distributions from other invested assets	210,527	215,800
Cost of fixed maturities acquired - available for sale, at market value	(3,874,890)	(5,039,728)
Cost of equity securities acquired, at fair value	(460,953)	(269,969)
Cost of other invested assets acquired	(392,650)	(299,480)
Net change in short-term investments	(804,744)	(213,048)
Net change in unsettled securities transactions	89,064	(13,770)
Net cash provided by (used in) investing activities	(1,729,274)	(1,211,802)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(13,617)	(7,836)
Purchase of treasury shares	(200,020)	(24,604)
Dividends paid to shareholders	(187,110)	(171,131)
Cost of debt repurchase	(10,647)	-
FHLB advances (repayments)	90,000	-
Cost of shares withheld on settlements of share-based compensation awards	(15,298)	(12,473)
Net cash provided by (used in) financing activities	(336,692)	(216,044)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	6,203	2,060

Net increase (decrease) in cash	130,845	61,077
Cash, beginning of period	808,036	656,095
Cash, end of period	$938,881	$717,172

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(169,149)	$(80,544)
Interest paid	16,731	19,078